UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

IAC/INTERACTIVECORP

(Exact name of registrant as specified in its charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2020, IAC/InterActiveCorp (“IAC” or the “Company”) entered into a new, long-term Employment Agreement (the “Employment Agreement”) and a Restricted Stock Agreement (“RSA Agreement”) with Joseph Levin, IAC’s Chief Executive Officer. The material terms of the Employment Agreement and the RSA Agreement are described below.

Employment Agreement

The Employment Agreement has a ten-year term. It provides that Mr. Levin will serve as the Chief Executive Officer and as a member of the IAC Board of Directors (the “Board”), reporting to Barry Diller, or, if Mr. Diller does not serve as Chairman and Senior Executive, the Board. The Employment Agreement provides for an annual base salary of $1,000,000 and a discretionary annual bonus, as determined by the Compensation Committee of the Board. Upon a termination of employment without Cause or for Good Reason (each as defined in the Employment Agreement), Mr. Levin is entitled to base salary continuation for twelve months, and accelerated vesting of equity awards that would vest during the twelve months following his termination of employment, excluding the award under the RSA Agreement, which is addressed below. The Employment Agreement includes customary restrictive covenants, including a non-compete and an employee and customer non-solicitation, each of which applies during the employment term and the twenty-four months following the termination of Mr. Levin’s employment for any reason.

RSA Agreement

The RSA Agreement provides for a grant of 3,000,000 shares of IAC restricted common stock (“IAC Restricted Shares”), that cliff vest on the ten-year anniversary of the grant date based on satisfaction of the stock price targets set forth below and Mr. Levin’s continued employment through the vesting date.

IAC Stock Price	Number of Shares Vesting
less than $157.99	0
$157.99	500,000
$201.04	2,000,000
$254.37	2,750,000
$320.12 or greater	3,000,000

Executive may request an extension of the measurement period from 10 to 12 years and IAC will consider the request in light of the circumstances.

Mr. Levin may elect to accelerate vesting of the IAC Restricted Shares, effective on the 6th, 7th, 8th or 9th anniversary of the grant date, in which case performance will be measured through such date, and Mr. Levin will receive a pro-rated portion of the award (based on the years elapsed from the grant date) and any remaining shares will be forfeited. The applicable stock price goals are proportionately lower on the earlier vesting dates. Mr. Levin is not permitted to transfer any shares that vest pursuant to an early vesting election until the tenth anniversary of the grant date.

Upon a termination without Cause or for Good Reason (each as defined in the Employment Agreement) on prior to the fourth anniversary of the grant date, 1,500,000 of the IAC Restricted Shares will vest. Upon a termination without Cause or for Good Reason after the fourth anniversary of the grant date, a pro-rata portion of the IAC Restricted Shares will vest based on the product obtained by multiplying (1) 3,000,000 by (2) a fraction, (a) the numerator of which equals the sum (not to exceed 120) of (i) the number of full and partial months from the grant date through the employment termination date and (ii) twenty-four, and (b) the denominator of which equals 120.

In the event of Mr. Levin’s death or disability, the IAC Restricted Shares will vest based on stock price performance through the date of employment termination (taking into account the shortened performance period), subject to pro-ration based on the portion of the ten-year term that has elapsed through the termination date. In addition, the IAC Restricted Shares will vest in full upon a Change in Control (as defined in the RSA Agreement).

Mr. Levin has the right to vote the IAC Restricted Shares prior to vesting and will be entitled to receive ordinary course cash dividends (on a current, unrestricted basis) on the number of shares that would vest on the dividend record date based on stock price performance through the record date. Under the terms of the RSA Agreement, Mr. Levin will share (by forfeiting shares otherwise earned) with IAC employees a portion of the value that he realizes if and to the extent that the award vests, with Mr. Levin sharing a greater proportion of the value increase at higher levels of stock price achievement. The RSA Agreement also provides for the adjustment of the IAC Restricted Shares in the event that IAC spins off Vimeo, Inc.

The above summaries of the Employment Agreement and the RSA Agreement are not complete and are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 8.01.	Other Events.

On November 5, 2020, Mr. Levin entered into a Voting Agreement (the “Voting Agreement”) with Mr. Diller and certain affiliated entities (the “Diller Parties”), providing for the following:

Board Election. The Diller Parties agreed in the Voting Agreement to vote all IAC shares held by them in favor of Mr. Levin’s election to the IAC board of directors at each meeting of IAC stockholders at which Mr. Levin stands for election.

Contingent Matters. Prior to the vote being taken on specified Contingent Matters submitted for the approval of IAC’s stockholders, Mr. Diller (or following Mr. Diller’s death or disability or Mr. Diller ceasing to serve as a director or executive officer of IAC, Alex von Furstenberg or his successor), in consultation with the other Diller Parties, and Mr. Levin will seek agreement on how to vote the IAC shares held by the Diller Parties. If agreement is not reached to support the proposal, the Diller Parties will vote all shares held by them against the proposal. The “Contingent Matters” subject to the above-described provisions include: a material acquisition or disposition of any assets or business; the entry into a material new line of business; and the spin-off or split off to stockholders of (or similar transaction involving) a material business of the Company (excluding Vimeo).

Right of First Discussion. If any of the Diller Parties determines to sell shares of Class B Common Stock, they will discuss selling the shares to Mr. Levin before selling to another party.

Termination. The Voting Agreement will terminate upon a Change-in-Control of IAC (as defined in the Award Agreement) or the termination of Mr. Levin’s employment with IAC.

The above summary of the Voting Agreement is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of November 5, 2020, by and between IAC/InterActiveCorp and Joseph M. Levin.

10.2	Restricted Stock Agreement, dated as of November 5, 2020, by and between IAC/InterActiveCorp and Joseph M. Levin.

99.1	Voting Agreement, dated as of November 5, 2020, by and among Barry Diller, The Arrow 199 Trust, dated September 16, 1999, as amended, The AVF Trust U/A/D February 17, 2016, The TVF Trust U/A/D February 17, 2016, The TALT Trust U/A/D February 17, 2016, and Joseph M. Levin.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Executive Vice President, General Counsel & Secretary

Date: November 6, 2020